Exhibit 3(i) under Form N-1A
                                                Exhibit a under Item 601/Reg,S-K


                 EDWARD D. JONES & CO. DAILY PASSPORT CASH TRUST

                                  Amendment #7
                                     to the
                    AMENDED AND RESTATED DECLARATION OF TRUST

                               dated April 2, 1999

     This Declaration of Trust is amended as follows:

     Delete Section 1 of Article I from the Declaration of Trust, and substitute in its place:

     Section 1. Name. This Trust shall be known as Edward Jones Money Market Fund, and the Trustees may conduct the business of the Trust under that name or any other name as they may determine from time to time.

     Strike Section 5 of Article III from the Declaration of Trust, and substitute in its place:

     Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the initial Series shall be, and is established and designated as,

                         Edward Jones Money Market Fund
                                Investment Shares
                                Retirement Shares

     Strike Section 9 of Article XII from the Declaration of Trust, and substitute in its place:

     Section 9. Use of Name. The Trust acknowledges that Edward D. Jones has reserved the right to grant the non-exclusive use of the name "Edward Jones Money Market Fund" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or other business enterprise, and to withdraw from the Trust or one or more Series of Classes any right to the use of the name "Edward Jones Money Market Fund."


     The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by Unanimous Consent by the Board of Trustees on the 5th day of April, 2001.

      WITNESS the due execution hereof this 5th day of April, 2001.


/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
------------------------------      ------------------------------
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
------------------------------      ------------------------------
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
------------------------------      ------------------------------
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
------------------------------      ------------------------------
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
------------------------------      ------------------------------
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
------------------------------      ------------------------------
J. Christopher Donahue              John S. Walsh